UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)
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BENSON HILL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 17, 2024, Benson Hill, Inc. sent the following email to its employees:

July 17, 2024

Benson Hill Team Members,

Last week we sent an email reminder about a proxy vote for our annual meeting and proposed Reverse Stock Split (RSS). Because many of you own and follow Benson Hill (BHIL) stock, I want to explain what this means. The RSS will be voted upon as part of the Annual Stockholders Meeting on Thursday, July 18. While we cannot communicate specifically about the RSS vote until after the meeting, below are details on the potential impact on you.

What is a Reverse Stock Split?
A Reverse Stock Split is a corporate action that consolidates the number of existing shares of stock into fewer, higher-priced shares. An RSS divides the existing total quantity of shares by a number such as 10 or 50, which is then called a 1-for-10 or 1-for-50 reverse split, respectively. Companies typically pursue an RSS to attract investors and as a cure to a stock exchange delisting notice.

This would be an important step for Benson Hill as a public company so we can continue to drive growth and keep compliance with New York Stock Exchange (NYSE) listing requirements. If the RSS is implemented, we expect to issue a press release to make the RSS vote and final ratio public.

What Do You Need to Know?
•Automatic Adjustment: If implemented, an RSS would happen automatically, and no action is needed by any BHIL stockholder. Everything would be handled electronically for employee stockholders through E*TRADE.

•Ownership Impact: An RSS would reduce the number of BHIL shares you own, but we anticipate that it will proportionately increase the value of each share. Day-to-day trading of BHIL stock may result in a higher or lower share price, affecting the overall dollar value of your portfolio.

◦For instance, if you hold 10,000 shares prior to the RSS, and the RSS ratio is 1-for-50, your 10,000 shares would be converted to 200 shares when trading begins following the RSS.
•Equity Awards and Stock Options: Similar to common stock, an RSS would reduce the number of BHIL shares covered by any stock options or other equity awards you own. The same RSS ratio would be applied to conditions for equity awards, so the potential economic value of the award would be the same before and after the RSS (subject to market activity).

What Do You Need to Do?
•Nothing. All transitions related to the pending RSS will happen automatically.
•The effects of an RSS on the market price of our shares cannot be predicted with any certainty. This note is only a summary of certain RSS-related matters. For a complete description of the RSS, please review our Proxy Statement and other SEC filings at www.investors.bensonhill.com.

If the RSS is implemented, additional information will be available to Benson Hill stockholders to ensure they have a full understanding of how an RSS may impact their portfolio.

What Else Will Happen at the Annual Meeting?
•Board of Directors Election: Vote to elect directors for the upcoming term.
•Ratification of Auditors: Vote on the appointment of our independent registered public accounting firm for fiscal year 2024.
•Amendments to our Certificate of Incorporation: Vote on amendments intended to improve governance.

These actions, along with the proposed RSS, are designed to provide a strong foundation for us to continue driving innovation.

If you have specific questions about your shares and what these decisions mean to you, please reach out to Don Warmbrodt or Dan Cosgrove.

Best,
Deanie